                           NEGOTIABLE PROMISSORY NOTE,
                             DATE: DECEMBER 1, 2000

TABLE 1: PARTIES AND TERMS
-------------------------------------------- -----------------------------------
(a) SECURED PARTY:                           (c) DEBTOR:
    Raytheon Aircraft Credit Corporation         Great Lakes Aviation, Ltd.
    P.O. Box 85                                  1022 Airport Parkway
    Wichita, Kansas 67201                        Cheyenne, WY  82001
-------------------------------------------- -----------------------------------
(b) RESERVED                                 (d) COMMENCEMENT DATE:  DECEMBER 1, 2000
                                             (e) PRINCIPAL SUM:  $4,722,133.11
                                             (f) FINANCING TERM: 3  years  (36 months)
                                             (g) DUE DATE:  NOVEMBER 30, 2003
--------------------------------------------------------------------------------


         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor unconditionally promises to pay to the order of Secured Party, or its assigns, the Principal Sum, together with accrued interest at the applicable Interest Rate specified in Table 2 (see Section 3) and such other charges and fees as herein provided. This Negotiable Promissory
Note is sometimes hereinafter referred to as the "Promissory Note" or "Agreement". The "Commencement Date" shall be December 1, 2000.

         This Promissory Note is a renewal of a negotiable promissory note between Debtor and Secured party dated July 31, 1996 in the principal sum of $5,000,000.00.

The Principal Sum and accrued interest shall be repaid by Debtor to Secured Party during the Financing Term in accordance with the terms and subject to the conditions specified below:

1. INTEREST RATE. In addition to Debtor's repayment of the Principal Sum, Debtor shall pay interest to Secured Party on the unpaid balance of the Principal Sum at the applicable rate of interest specified in Table 2. Debtor's payment of accrued interest shall be made in conjunction with its monthly payments of principal as specified in Table 2. The term "Prime" as used in Table 2 and elsewhere in this Agreement refers to the interest rate that is announced from time to time by the Bank of America (New York, N.Y.) as its prime rate of interest. The effective rate of interest shall be adjusted on the first business day of each calendar year quarter (i.e. January 1, April 1, July 1 and October
1) to reflect any increase or decrease in the Prime as of that date.
The annual rate of interest applicable hereunder from time to time, as specified above, is sometimes referred to herein as the "Interest Rate". All interest shall be calculated on the basis of a 360-day year and actual days outstanding. Notwithstanding anything set forth herein to the contrary, in no event shall the Interest Rate payable hereunder be higher than the maximum amount permitted under applicable law.

2. PAYMENT OF PRINCIPAL AND INTEREST. The Principal Sum shall be repaid by Debtor to Secured Party, together with accrued interest at the applicable rate of interest specified in Table 2, in consecutive monthly installments during the Financing Term specified in Table 1(f). Debtor's first monthly installment payment shall be due and payable June 30, 2001. Each subsequent monthly installment payment shall be paid by Debtor on the same date of each succeeding calendar month. The final monthly interest payment shall be due and payable on the Due Date.

3. PAYMENTS . The amount of Debtor's monthly payments of principal and interest are specified below in Table 2. The following definitions apply to the "Payment Type" which may be specified in Table 2:

         a) FIXED - Debtor's monthly payments to Secured Party will remain fixed at the specified payment amount for the specified period.


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


         b) VARIABLE - The amount of Debtor's monthly payment of principal and accrued interest shall be calculated by Secured Party, and advised to Debtor in writing, at the beginning of each calendar year quarter, based upon the Bank of America Prime Rate in effect on the first business day of said quarter. Each of Debtor's monthly payments during this period shall be sufficient in amount to fully amortize the Principal Sum on the Due Date.



                  TABLE 2:    PAYMENT AND INTEREST SCHEDULE
--------------------------- ------------------------- -------------------------
     MONTH FOLLOWING        PAYMENT AMOUNT AND TYPE          INTEREST RATE
    COMMENCEMENT DATE                                          PER ANNUM
--------------------------- ------------------------- -------------------------
Commencement Date to                Variable
November 30, 2003              Payments Due Last                 Prime
Months 1 to 36                    Day of Month
Payments of Interest               Beginning
And Principal                    June 30, 2001
("Variable Payment")
Period")
--------------------------- ------------------------- -------------------------


         THE ACTUAL PAYMENT WILL BE CALCULATED AND ADVISED TO DEBTOR IN ACCORDANCE WITH SECTION 3(b).

4. REPAYMENT AND PREPAYMENT. The aforesaid payments of principal and interest shall be made to Secured Party at its office in Wichita, Kansas. All payments shall be due and payable, without demand or notice to Debtor, in strict accordance with the aforesaid monthly schedule of payments. Any payment due on a non-business day may be made on the next succeeding business day. Debtor's payments hereunder, when received, shall be applied first to the payment of accrued interest (computed upon the unpaid balance of the Principal Sum) and any late payment charges owed as of the date such payment is received by Secured Party (if any), and the remainder of Debtor's payment shall be applied to payment of the unpaid Principal Sum. The unpaid Principal Sum and all accrued interest and late payment charges due hereunder must be paid in full on the Due Date. Debtor may prepay the unpaid balance of the Principal Sum in part or in full at any time and without any penalty.

5. LATE PAYMENT CHARGE. In the event Debtor is more than ten (10) days late in making any payment due hereunder as specified above, a late payment charge in an amount equal to three percent (3%) of the amount of the delayed payment shall be assessed against Debtor and added to the amount of the delayed payment due hereunder for the purpose of defraying Secured Party's expenses incident to handling the delinquent payment. Any late payment charge assessed against Debtor shall be immediately due and payable to Secured Party. The late payment charge shall be in addition to, and not in lieu of, any other remedy provided to Secured Party in this Agreement for default by Debtor.

6. SECURED TRANSACTION. To secure the payment of Debtor's obligation hereunder and any and all other indebtedness owed by Debtor to Secured Party (whether now existing or hereafter arising), as well as any renewals, extensions or changes in the form of said obligation or indebtedness, Debtor executed various Aircraft Security Agreements granting to Secured Party a security interest in 1900D Aircraft Serial Nos. UE-122, UE-150, UE-151, UE-153, UE-154, UE-179, UE-184,
UE-192, UE-195, UE-219, UE-220, UE-226, UE-228, UE-240, UE-245, UE-247, UE-249,
UE-251, UE-253, UE-257, UE-260, UE-261, UE-94, UE-96, UE-97, UE-100, UE-101,
UE-118 and Embraer Model 120 Serial No. 120-71, the property set forth therein, together with all instruments, avionics, equipment, parts and accessories attached to or installed in said aircraft; all aircraft and engine log books; all additions, accessions and substitutions of any of the foregoing property, all unearned insurance premiums and insurance proceeds of any of the foregoing property; and the proceeds of all of the foregoing property. In addition, to secure the payment of Debtor's obligation hereunder and any and all other indebtedness owed by Debtor to Secured Party (whether now existing or hereafter arising), as well as any renewals, extensions or changes in the form of said obligation or indebtedness, Debtor executed a Security Agreement and Encumbrance against Air Carrier Aircraft Engines, Propellers, Appliances and Spare Parts dated August 21, 1997.

All of the aforementioned security agreements shall hereinafter be collectively referred to as the "Security Agreements". The above-mentioned property is hereinafter collectively referred to (as appropriate within the context of this Agreement) as either the "Aircraft" or the "Collateral".


7. PURPOSE OF LOAN. Debtor warrants and represents to Secured Party that this loan is for business, commercial or agricultural purposes and not primarily for personal, family or household purposes.

8. DEBTOR'S DEFAULT. The parties agree that the occurrence of any of the following events shall constitute an "Event of Default":

         (a )Debtor's failure to make any timely payment of either principal, interest, late payment charges or any other amount required to be paid hereunder, or Debtor's failure to pay any amount required under any other promissory note, security agreement or lease agreement between Debtor and Secured Party, if such failure continues for a period of ten
         (10) days beyond the due date of such payment;

         (b) Debtor's failure to perform any promise, agreement, obligation, warranty or covenant made by it herein or in the Security Agreements if such failure continues for a period of thirty (30) days after Secured Party has given Debtor notice of such failure;

         (c) Debtor's failure to maintain the insurance coverage as specified in the Security Agreements;

         (d) any material misrepresentation made by Debtor to Secured Party in connection with this Agreement;

         (e) entry of a money judgment against Debtor, if such judgment is nonappealable and remains undischarged or unstayed for a period in excess of sixty (60) days;

         (f) dissolution, termination of existence, insolvency, business failure, inability to pay debts as they mature, assignment for the benefit of creditors, or the commencement, with respect to Debtor, of any proceedings (either voluntary or involuntary) under any bankruptcy or insolvency laws;

         (g) appointment of a receiver of any material part or all of Debtor's assets if such appointment or proceeding continues for a period of more than sixty (60) days;

         (h) Debtor entering into any transaction, without the prior written consent of Secured Party, whereby all or substantially all of Debtor's undertakings, property and assets would become the property of any other company, whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise;

         (i) default in the payment by Debtor of any indebtedness for borrowed money owed to any creditor resulting in the acceleration of a material amount of indebtedness that would reasonably justify Secured Party in deeming itself insecure;

         (j) the prospect of payment, performance or realization of the Collateral, in the opinion of Secured Party, is or become significantly impaired; or

         (k) Debtor (or its Permitted Lessee) ceasing to be licensed pursuant to U.S. law to operate a commercial air service;


Should an Event of Default occur, Secured Party may employ all remedies allowed by law, including declaring all indebtedness owed hereunder, as well as any other indebtedness or liability of Debtor owed to Secured Party, immediately due and payable. Additionally, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. The requirements of the Kansas Uniform Commercial Code for reasonable notification to Debtor of the time and place of any proposed public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made shall be met if such notice is mailed, postage prepaid, to Debtor's address, as specified herein, at least ten (10) days before the time of the sale or disposition. After deduction of all reasonable expenses incurred in realizing on Secured Party's security interest, and after the payment of all principal, interest and late payment charges due under this Agreement, the balance of the proceeds of sale, if any, may be applied by Secured Party to the payment of any or all other indebtedness which Debtor owes Secured Party, regardless of whether such indebtedness is due or not. Debtor shall be liable for any deficiency in its financial obligation under this Agreement after application of such proceeds. Debtor agrees to pay the reasonable attorneys' fees incurred by Secured Party to repossess the Collateral as well as the attorneys' fees incurred in pursuing and collecting any deficiency. If, after a default by Debtor, the Collateral is returned to or recovered by Secured Party, Debtor agrees that Secured Party may fly or otherwise move the Collateral for demonstration and other purposes reasonably related to a proposed public or private sale or other disposition of the Collateral.

9. OBLIGATION TO MAKE PAYMENTS. Debtor acknowledges and agrees that its obligation to make all payments due and owing under the provisions hereof shall be absolute and unconditional and to the extent permitted by applicable law shall not be affected by any circumstance whatsoever, including, without limitation (a) any setoff, counterclaim, defense or other right which Debtor may have against Secured Party or any other person or entity for any reason whatsoever; (b) any defect in the title, airworthiness, eligibility for registration under any statute, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft or other Collateral identified in Section 6, or any interference, interruption or cessation in or prohibition of the use or possession thereof by Debtor for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority;
(c) any liens or rights of others with respect to the Collateral; (d) the invalidity or unenforceability or lack of due authorization of this Agreement or any lack of right, power or authority of Debtor or Secured Party to enter into this Agreement; (e) any insolvency, bankruptcy, reorganization or similar proceedings by or against Debtor or any other person or entity; or (f) any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties hereto that all payments being payable by Debtor hereunder shall continue to be payable in all events in the manner and at the time provided herein. Such payments shall not be subject to any abatement, setoff or reduction for any reason whatsoever, including any present or future claims by Debtor against Secured Party under this Agreement or otherwise. To the extent permitted by applicable law, Debtor hereby waives any rights which it may now have or which may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement except in accordance with the terms hereof.

10. WAIVERS. Debtor hereby waives any requirements pertaining to presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Promissory Note. No waiver of any covenant, warranty or condition of this Agreement, nor of any breach or default hereunder, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by an officer of Secured Party. It is expressly agreed that Secured Party's waiver of any breach or default by Debtor shall constitute a waiver only as to such particular breach or default and not a waiver of any future breach or default.

11. LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATION. Debtor represents and warrants to Secured Party that this Promissory Note, upon execution and delivery, will constitute the legal, valid and binding obligation of Debtor and shall be enforceable in accordance with its terms. Debtor agrees to furnish Secured Party, if requested, with written legal opinions, satisfactory in form and substance to Secured Party, verifying the aforesaid representation and warranty.

12. CHANGES OF ADDRESS. Debtor shall immediately notify Secured Party in writing of any change of address from that shown in Table 1(c) in this Agreement.


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

13. GOVERNING LAW AND FORUM CHOICE. THIS AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE LAW OF THE STATE OF KANSAS SHALL APPLY TO ANY AND ALL MATTERS ARISING FROM OR RELATED TO THIS AGREEMENT AND TRANSACTION, INCLUDING ANY ACTIONS UNDERTAKEN BY SECURED PARTY SHOULD AN "EVENT OF DEFAULT" OCCUR, SUCH AS AN ACTION TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL, AND ALL OTHER REMEDIES WHICH MAY BE AVAILABLE INCLUDING SEEKING A DEFICIENCY JUDGMENT AGAINST DEBTOR. THE PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY, KANSAS, TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN "EVENT OF DEFAULT" SHOULD OCCUR, SECURED PARTY (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR SECURED PARTY TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

14. ENFORCEABILITY. The provisions of this Agreement shall be severable and, if any provisions are for any reason determined to be invalid, void or unenforceable, in whole or in part, the remaining provisions shall remain in full force and effect; provided that the purpose of the remaining valid, effective and enforceable provisions is not frustrated; and provided further that no party is substantially and materially prejudiced thereby.

15. ASSIGNABILITY. Secured Party shall have the absolute right to assign, transfer or sell any of its rights under this Promissory Note to any party of its choosing. If under any assignment the Assignor (Secured Party) shall continue to be the party for collection of Debtor's monthly payments of principal and interest owed hereunder, no Assignee may declare a default for non-payment of the monthly payments or interfere in Debtor's peaceful possession of the Aircraft for non-payment of such monthly payments, so long as Debtor has not failed to pay Assignor (Secured Party), when due, any monthly payment owed hereunder. Debtor may not assign, or delegate any of its rights or obligations hereunder without the prior written consent of Secured Party.

16. BINDING AGREEMENT. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and assigns of Debtor. If there be more than one Debtor hereunder, their liabilities shall be joint and several. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns.

17. ENTIRE AGREEMENT. This Agreement and the Security Agreement constitutes the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties between the parties which are not expressly set forth herein. This Agreement shall not be changed orally, but only in writing signed by the parties hereto.

18. NOTICES. Any notice pertaining to this Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, to the party to whom said notice is to be given. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Until changed by written notice given by either party, the addresses of the parties shall be as stated in Table 1(a) and (c) of the Agreement. The designated addresses of both parties must be located within the United States of America.

         In witness of the foregoing, Debtor has caused its duly authorized officer to execute and deliver this Agreement at Wichita, Kansas on the Date herein stated.




                                      Great Lakes Aviation, Ltd.

                                      By: _____________________________

                                      Name/Title: ___________________

                                                       "Debtor"





STATE OF _________         )
                           )  ss:
COUNTY OF ________         )

This instrument was acknowledged before me on the _____ day of November, 2000, by ________________________ who is the _____________________________ of Great
Lakes Aviation, Ltd., on behalf of the corporation.



                  Notary Public ____________________________________

                  My Commission Expires:____________________________


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